UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  October 5, 2009

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25659	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)	Identification No.)

168 Fifth Avenue, Suite 301	10010
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: +1 (646) 502-7484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

October 5, 2009

Item 1.01.            Entry into a Material Definitive Agreement.

Item 2.01.            Completion of Acquisition or Disposition of Assets.

Item 3.02.            Unregistered Sales of Equity Securities.

On October 5, 2009, KIT digital, Inc., a Delaware corporation (“KIT digital”), and International Management Group GmbH, a company organized under the laws of Germany, entered into a definitive Share Purchase Agreement (the “Share Purchase Agreement”).  Under the Share Purchase Agreement, at the closing on October 9, 2009, KIT digital acquired all of the issued and outstanding shares of capital stock of Nunet AG, a stock corporation organized under the laws of Germany (“Nunet”), for an aggregate purchase price of EUR 7,646,750, consisting of:

•	a cash payment of EUR 5,400,000 payable by KIT digital at closing (which includes EUR 400,000 in a payment by KIT digital to achieve a neutral working capital level at closing);

•	a convertible promissory note in the principal amount of EUR 1,662,500, due March 31, 2011; and

•
another convertible promissory note in the principal amount of EUR 584,250, due June 30, 2010, which will be used by KIT digital to satisfy any indemnity claims in accordance with the Share Purchase Agreement.

An additional EUR 300,000 was paid by KIT digital at closing to cover brokers, introducing parties, management incentives and other transaction-related costs.

Kaleil Isaza Tuzman, KIT digital’s Chairman and Chief Executive Officer, personally guaranteed the payment obligations under the convertible promissory notes.

Nunet, located in Cologne, Germany, is considered a premier global provider in the management and delivery of video on mobile devices.

The purchase price was determined as a result of arm’s-length negotiations between the parties.  The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of both the Share Purchase Agreement and the convertible promissory notes, a copy of each of which is attached hereto as Exhibit 2.1 and Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.  The securities offered in the acquisition have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The cash portion of the acquisition was funded from the net proceeds of KIT digital’s August 2009 public offering and cash reserves.

KIT digital had no previous relationship or association with Nunet.  There are presently no significant changes anticipated in the business or product lines of either KIT digital or Nunet.

KIT digital announced the Nunet acquisition in a press release issued on October 5, 2009, a copy of which is attached hereto as Exhibit 99.1 and is incorporated in its entirety by reference.

Item 9.01.             Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), the financial statements of Nunet AG shall be provided not later than December 28, 2009.

(b)            Pro Forma Financial Information.  In accordance with Item 9.01(b), the pro forma financial information shall be provided not later than December 28, 2009.

(d)            Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1	Share Purchase Agreement, dated October 5, 2009, between International Management Group GmbH and KIT digital, Inc. for the acquisition of Nunet AG.

10.1	Form of Convertible Promissory Note (Purchase) made by KIT digital, Inc. to International Management Group GmbH in the principal amount of EUR 1,662,500.

10.2	Form of Convertible Promissory Note (Indemnity) made by KIT digital, Inc. to International Management Group GmbH in the principal amount of EUR 584,250.

99.1	Press release issued by KIT digital, Inc. on October 5, 2009, announcing the acquisition of Nunet AG and other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: October 9, 2009	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer